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             Exhibit 77 O
             American Century Capital Portfolios, Inc.

Fund         Issuer                                 Ticker   Principal Amount     Amount Purchased   Trade Date   Price
REAL EST     Nationwide Health Properties, Inc.     NHP      $ 193,500,000        $ 3,599,100.00     03/31/2006   $21.5000


Underwriter           Underwriting Spread            Currency    Underwriting Spread    Underwriting Spread
   SBC WA                                    4.465%     USD                     $0.960                $0.960

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